Calculation of Filing Fee Tables
S-8
ALUMIS INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, 2024 Equity Incentive Plan	Other	5,235,338	$ 25.05	$ 131,145,216.90	0.0001381	$ 18,111.15
2	Equity	Common Stock, $0.0001 par value per share, 2024 Employee Stock Purchase Plan	Other	1,047,067	$ 21.30	$ 22,302,527.10	0.0001381	$ 3,079.98
Total Offering Amounts:						$ 153,447,744.00		$ 21,191.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,191.13
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock ("Common Stock") of Alumis Inc. (the "Registrant") that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 EIP"), and the Registrant's 2024 Employee Stock Purchase Plan (the "2024 ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $25.05 per share, which is the average of the high and low selling prices per share of the Registrant's Common Stock on January 26, 2026 as reported on the Nasdaq Global Select Market. Represents the automatic increase to the number of shares of the Registrant's Common Stock available for issuance under the 2024 EIP effective January 1, 2026, as provided for under the 2024 EIP.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock ("Common Stock") of Alumis Inc. (the "Registrant") that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 EIP"), and the Registrant's 2024 Employee Stock Purchase Plan (the "2024 ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $21.30 per share, which is the average of the high and low selling prices per share of the Registrant's Common Stock on January 26, 2026 as reported on the Nasdaq Global Select Market multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2024 ESPP. Represents the automatic increase to the number of shares of the Registrant's Common Stock available for issuance under the 2024 ESPP effective January 1, 2026, as provided for under the 2024 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A